EXHIBIT 99.1
                                 SPACEDEV, INC.
                                      PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

     The undersigned, a shareholder of SpaceDev, Inc., a Colorado corporation, hereby appoints JAMES W. BENSON and RICHARD B. SLANSKY, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the SpaceDev, Inc. Common Shares held of record on December 9, 2005, by the undersigned at the Special Meeting of Shareholders to be held on January 20, 2006 or any adjournment or postponement thereof as follows on the reverse side of this proxy card. With respect to any matter not known to SpaceDev, Inc. as of January 20, 2006, such proxies are authorized to vote in their discretion. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1, Proposal 2, Proposal 3 and Proposal 4 as specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)
              ----------------------------------------------------


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[  ]  PLEASE  MARK  YOUR  VOTES  AS  IN  THIS  EXAMPLE  USING  DARK  INK  ONLY.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND EACH OF
                           THE PROPOSALS LISTED BELOW.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     1. To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005 among Starsys Research Corporation ("Starsys"), SpaceDev, Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby and the issuance and reservation for issuance of shares of SpaceDev common stock to Starsys shareholders pursuant to the merger agreement.



                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     2. To approve amendments to the SpaceDev 2004 Equity Incentive Plan: (1) to increase by 3,000,000 shares of common stock the number of authorized shares under the plan; (2) to add per person annual share limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options.


                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     3. To approve an amendment to SpaceDev's Articles of Incorporation to increase the number of authorized shares of common stock by 50,000,000 shares.


                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     4. To give to SpaceDev's board of directors discretionary authority to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in one or more private financings.

____________________________  ______________________     Date:____________2006
Signature  (title, if any)   Signature, if held jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.

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